As filed with the Securities and Exchange Commission on March 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cibus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-1967997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6455 Nancy Ridge Drive

San Diego, CA 92121

(Address of Principal Executive Offices, Including Zip Code)

CIBUS, INC. 2017 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Peter Beetham

Interim Chief Executive Officer

6455 Nancy Ridge Drive

San Diego, CA 92121

(Name and address of agent for service)

(858) 450-0008

(Telephone number, including area code, of agent for service)

Copies to:

Peter E. Devlin

Erik B. Lundgren

Jones Day

250 Vesey Street

New York, NY 10281

(212) 326-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional 4,000,000 shares of Class A common stock, par value $0.0001 per share, of Cibus, Inc. (the “Company” or the “Registrant”) authorized for issuance pursuant to the Cibus, Inc. 2017 Omnibus Incentive Plan, as amended, which is the same class as the securities previously registered for issuance thereunder on effective Registration Statements on Form S-8 filed with the Securities and Exchange Commission on July 20, 2017 (File No. 333-219382), May 9, 2019 (File No. 333-231336), July 16, 2021 (File No. 333-257972), March 2, 2023 (File No. 333-270245), May 24, 2023 (File No. 333-272177) and June 30, 2023 (File No. 333-273069) (collectively, the “Prior Registration Statements”). The contents of the Prior Registration Statements are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

•

the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (including the information in Part III incorporated therein by reference from the Company’s Definitive Proxy Statement on Schedule 14A for the year ended December 31, 2024);

•	the Company’s Current Reports on Form 8-K filed on January 22, 2025 and February 28, 2025 (in each case, excluding any information furnished and not filed with the Commission); and

•

the description of the Company’s Class  A Common Stock contained in our Registration Statement on Form 8-A, filed on July 20, 2017, as the description therein has been updated and superseded by the description of securities contained in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on June 29, 2023, including any amendments or reports filed for the purpose of updating the description.

In addition, all other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports or documents.

Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Commission on June 1, 2023).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K filed with the Commission on June 1, 2023).

5.1*	Opinion of Jones Day.

23.1*	Consent of BDO USA, P.C.

23.2*	Consent of Jones Day (included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page to this Registration Statement).

99.1	Cibus, Inc. 2017 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2023).

99.2	Cibus, Inc. (f/k/a Calyxt, Inc.) 2017 Stock Option Sub-Plan for French Employees and Directors (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1 filed on July 3, 2017 (File No. 333—218924)).

99.3	Form of Stock Option Agreement pursuant to the Cibus, Inc. (f/k/a Calyxt, Inc.) 2017 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.3 the Company’s Form 10-Q for the quarter ended June 30, 2020).

99.4	Form of Restrictive Stock Unit (Employees) pursuant to the Cibus, Inc. (f/k/a Calyxt, Inc.) 2017 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024).

99.5	Form of Stock Option Agreement (Employees) pursuant to the Cibus, Inc. (f/k/a Calyxt, Inc.) 2017 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024).

99.6	Form of Restricted Stock Unit Agreement (Directors) pursuant to the Cibus, Inc. (f/k/a Calyxt, Inc.) 2017 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024).

99.7	Form of Stock Option Agreement (Directors) pursuant to the Cibus, Inc. (f/k/a Calyxt, Inc.) 2017 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024).

99.8*	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 99.10 to the Company’s Registration Statement on Form S-8 filed with the SEC on June 30, 2023).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 24, 2025.

Cibus, Inc.

By:	/s/ Peter Beetham
Name:	Peter Beetham
Title:	Interim Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Cibus, Inc. hereby appoint each of Peter Beetham and Cornelis (Carlo) Broos as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-8 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Peter Beetham Peter Beetham	Interim Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2025

/s/ Cornelis (Carlo) Broos Cornelis (Carlo) Broos	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	March 24, 2025

/s/ Rory Riggs Rory Riggs	Chairman of the Board of Directors	March 24, 2025

/s/ Mark Finn Mark Finn	Director	March 24, 2025

/s/ Jean-Pierre Lehmann Jean-Pierre Lehmann	Director	March 24, 2025

/s/ Gerhard Prante Gerhard Prante	Director	March 24, 2025

/s/ Keith Walker Keith Walker	Director	March 24, 2025

/s/ August Moretti August Moretti	Director	March 24, 2025